 As filed with the Securities and Exchange Commission on August 19, 1996

                                                Registration No. 333-09591
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ______________________


                                AMENDMENT NO. 1

                                      TO
                                   FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           __________________________

                        SPLASH TECHNOLOGY HOLDINGS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                     _____________________________________

DELAWARE                             3577                       77-0418472
                              -----------------
(State or other               (Primary Standard              (I.R.S. Employer
jurisdiction of                   Industrial                Identification No.)
Incorporation or                Classification
Organization)                    Code Number)

                            ______________________

                              555 DEL REY AVENUE
                          SUNNYVALE, CALIFORNIA 94086
                                (408) 328-6300
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                      ___________________________________

                             KEVIN K. MACGILLIVRAY
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       SPLASH TECHNOLOGY HOLDINGS, INC.
                              555 DEL REY AVENUE
                          SUNNYVALE, CALIFORNIA 94086
                                (408) 328-6300
           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)

                      _________________________________

                                  Copies to:

     JEFFREY D. SAPER, ESQ.                        CARLA S. NEWELL, ESQ.
     HOWARD S. ZEPRUN, ESQ.                        ANTHONY M. ALLEN, ESQ.
      BRETT D. BYERS, ESQ.                        GUNDERSON DETTMER STOUGH
WILSON SONSINI GOODRICH & ROSATI,           VILLENEUVE FRANKLIN & HACHIGIAN, LLP
    PROFESSIONAL CORPORATION                    600 HANSEN WAY, SECOND FLOOR
       650 PAGE MILL ROAD                       PALO ALTO, CALIFORNIA 94304
PALO ALTO, CALIFORNIA 94304-1050                       (415) 843-0500
         (415) 493-9300

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an Offering pursuant to rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering.[_] ___________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering.[_] ___________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
============================================================================================================
TITLE OF EACH CLASS OF              AMOUNT TO BE    PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
SECURITIES TO BE REGISTERED        REGISTERED (1)    OFFERING PRICE    AGGREGATE OFFERING   REGISTRATION FEE
                                                      PER SHARE (2)       PRICE (1) (2)
- ------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value       .     shares          $.          $34,500,000          $11,896.64
============================================================================================================

============================================================================================================

(1)  Includes up to   .   shares of Common Stock ($4,500,000 aggregate offering
     price) which may be purchased by the Underwriters to cover over-allotments, if any.

(2) Estimated pursuant to Rule 457(a) solely for the purpose of calculating the registration fee.

          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

     The purpose of this Amendment No. 1 is solely to file certain exhibits to the Registration Statement, as set forth below in Item 16(a) of Part II.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale of the Common Stock being registered hereby. All amounts are estimates except the SEC registration fee and the NASD filing fee.

                                                                 AMOUNT TO BE
                                                                   PAID BY
                                                                  REGISTRANT
                                                                --------------
     SEC Registration Fee.....................................    $   11,897
     NASD Filing Fee..........................................         3,950
     Nasdaq National Market Application Fee...................        50,000
     Printing.................................................       160,000
     Legal Fees and Expenses..................................       250,000
     Accounting Fees and Expenses.............................       410,000
     Blue Sky Fees and Expenses...............................        15,000
     Director and Officer Liability Insurance.................       250,000
     Custodial Fees...........................................         2,500
     Transfer Agent and Registrar Fees........................        10,000
     Miscellaneous............................................        36,653
                                                                    --------
          Total...............................................    $1,200,000
                                                                   =========

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law (the "Delaware Law") authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article Ten of the Registrant's Certificate of Incorporation (Exhibit 3.1 hereto) and Article VI of the Registrant's Bylaws (Exhibit 3.2 hereto) provide for indemnification of the Registrant's directors, officers, employees and other agents to the maximum extent permitted by Delaware Law. In addition, the Registrant has entered into Indemnification Agreements (Exhibit 10.1 hereto) with its officers and directors. The Underwriting Agreement (Exhibit 1.1) also provides for cross-indemnification among the Company and the Underwriters with respect to certain matters, including matters arising under the Securities Act.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     Since September 30, 1995, the Registrant has issued and sold the following unregistered securities:

     1. On January 30, 1996, the Registrant issued and sold an aggregate of 152,500 shares of Common Stock to four members of management pursuant to restricted stock purchase agreements for aggregate cash consideration of $6,100.

     2. On January 30, 1996, the Registrant issued and sold an aggregate of 15,426 shares of mandatorily redeemable Series A Preferred Stock to Summit Subordinated Debt Fund, Summit Ventures IV, L.P., Summit

Investors III, L.P., Sigma Partners III, L.P., sigma Associates III, L.P. and Sigma Investors III, L.P. pursuant to the Purchase Agreement for an aggregate cash consideration of $15,426.

     3. On January 30, 1996, the Registrant issued and sold an aggregate of 4,282 shares of Series B Preferred Stock to Radius Inc. in return for a portion of its ownership of Splash Technology, Inc.

     4. On January 31, 1996, the Registrant issued a warrant to purchase an aggregate of 2,500 shares of Common Stock to Imperial Bank for an aggregate cash consideration of $1.00.

     There was no underwriter involved in connection with any transaction set forth above. The issuances of the securities set forth in paragraph 1 of this
Item 15 were deemed to be exempt from registration under the Securities Act in reliance upon Rule 701 promulgated thereunder. The other issuances set forth in this Item 15 were deemed to be exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

     In all of such transactions, the recipients of securities represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the securities issued.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES

     (A)  EXHIBITS.

               EXHIBIT
               NUMBER                   DESCRIPTION OF DOCUMENT
             -----------      ------------------------------------------------
                  1.1         Form of Underwriting Agreement.
                  2.1         Merger Agreement, dated December 21, 1995, among
                              Summit Subordinated Debt Fund, L.P., Summit
                              Ventures IV, L.P., Summit Investors II, L.P.,
                              Splash Technology Holdings, Inc. and Splash Merger
                              Company, Inc.
                              Radius Inc., Splash Technology, Inc.,
                  2.2         Amendment No. 1 to Merger Agreement dated
                              January 30, 1996.
                  3.1         Certificate of Incorporation of Registrant.
                  3.2         Form of Amended and Restated Certificate of
                              Incorporation of Registrant.
                  3.3         Bylaws of Registrant.
                  3.4         Form of Amended and Restated Bylaws of Registrant.
                  3.5         Form of Amended and Restated Certificate of
                              Incorporation of Registrant to be filed after the
                              closing of the Offering, the redemption of the
                              Series A Preferred Stock and the conversion of the
                              Series B Preferred Stock.
                  4.1         Warrant, dated January 31, 1996, issued by
                              Registrant to Imperial Bank.
                  5.1*        Opinion of Wilson Sonsini Goodrich & Rosati,
                              Professional Corporation.
                 10.1         Form of Indemnification Agreement.
                 10.2         1996 Stock Option Plan and form of Stock Option
                              Agreement.
                 10.3         1996 Employee Stock Purchase Plan and form of
                              Subscription Agreement.
                 10.4         Registration Rights Agreement dated January 30,
                              1996 among the Registrant and certain stockholders
                              of the Registrant.
                 10.5+        Configurable Postscript Interpreter OEM License
                              Agreement dated September 18, 1992 between the
                              Registrant and Adobe Systems Incorporated.
                 10.6+        Xerox and SMT Hardware Purchase and Software
                              Development/License Agreement between the
                              Registrant and Xerox Corporation dated November
                              13, 1993.
                 10.7         Property Lease covering Registrant's facilities in
                              Sunnyvale, California.
                 10.8         Security and Loan Agreement dated January 31,
                              1996, between the Registrant and Imperial Bank.
                 11.1         Computation Regarding Earnings Per Share.
                 21.1         Subsidiaries of Registrant.
                 23.1         Consent of Coopers & Lybrand L.L.P.
                 23.2*        Consent of Wilson Sonsini Goodrich & Rosati,
                              Professional Corporation (included in Exhibit
                              5.1).
                 24.1         Power of Attorney (see page II-4).
- --------------------
* To be supplied by amendment.
+ Confidential treatment requested.

     (B)  FINANCIAL STATEMENT SCHEDULES

          Schedule II - Valuation and Qualifying Accounts

ITEM 17.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 14 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

               (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of this prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

               (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

     The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing, as specified in the Underwriting Agreement, certificates in such denomination and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on August 19, 1996.

                                   SPLASH TECHNOLOGY HOLDINGS, INC.

                                   BY: /S/ KEVIN K. MACGILLIVRAY
                                      ------------------------------------------
                                           Kevin K. Macgillivray,
                                           President and Chief Executive Officer



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

          SIGNATURE                               TITLE                              DATE
- ----------------------------------      -----------------------------      -------------------------
/s/ Kevin K. Macgillivray               Director, President and Chief                 August 19, 1996
- ----------------------------------      Officer (Principal Executive
Kevin K. Macgillivray                   Officer)


/s/ Joan P. Platt*                       Chief Financial Officer and                  August 19, 1996
- ----------------------------------       Vice President, Finance and
Joan P. Platt                            Administration (Principal
                                         Financial and Accounting Officer)


/s/ Gregory M. Avis*                     Director                                     August 19, 1996
- ----------------------------------
Gregory M. Avis


/s/ Charles W. Berger*                   Director                                     August 19, 1996
- ----------------------------------
Charles W. Berger


/s/ Peter Y. Chung*                      Director                                     August 19, 1996
- ----------------------------------
Peter Y. Chung


/s/ Lawrence G. Finch*                   Director                                     August 19, 1996
- ----------------------------------
Lawrence G. Finch


*By: /s/ Kevin K. Macgillivray
     -----------------------------
         Kevin K. Macgillivray
         Attorney-in-fact

                        SPLASH TECHNOLOGY HOLDINGS, INC.
                        --------------------------------

                     REPORT ON FINANCIAL STATEMENT SCHEDULE
                     --------------------------------------



  In connection with our audit of the consolidated financial statements of Splash Technology Holdings, Inc., and its subsidiaries as of June 30, 1996 and for the five months ended June 30, 1996, and in connection with our audit of the Predecessor Business as of September 30, 1994 and 1995, and for the years then ended and for the four months ended January 31, 1996, which financial statements are included in the Prospectus, we have also audited the financial statement schedules listed in Item 16(b) herein.

  In our opinion, this financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.


                                                        Coopers & Lybrand L.L.P.



San Jose, California
July 31, 1996

                                  EXHIBIT INDEX

        EXHIBIT
         NUMBER                       DESCRIPTION OF DOCUMENT
      ----------   -------------------------------------------------------------
          1.1      Form of Underwriting Agreement.
          2.1      Merger Agreement, dated December 21, 1995, among Radius Inc.,
                   Splash Technology, Inc., Summit Subordinated Debt Fund, L.P.,
                   Summit Ventures IV, L.P., Summit Investors II, L.P., Splash
                   Technology Holdings, Inc. and Splash Merger Company, Inc.
          2.2      Amendment No. 1 to Merger Agreement dated January 30, 1996.
          3.1      Certificate of Incorporation of Registrant.
          3.2      Form of Amended and Restated Certificate of Incorporation of
                   Registrant.
          3.3      Bylaws of Registrant.
          3.4      Form of Amended and Restated Bylaws of Registrant.
          3.5      Form of Amended and Restated Certificate of Incorporation
                   of Registrant to be filed after the closing of the Offering, the redemption of the Series A Preferred Stock and the
                   conversion of the Series B Preferred Stock.
          4.1      Warrant, dated January 31, 1996, issued by Registrant to
                   Imperial Bank.
          5.1*     Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                   Corporation.
         10.1      Form of Indemnification Agreement.
         10.2      1996 Stock Option Plan and form of Stock Option Agreement.
         10.3      1996 Employee Stock Purchase Plan and form of Subscription
                   Agreement.
         10.4      Registration Rights Agreement dated January 30, 1996 among the Registrant and certain stockholders of the Registrant.
         10.5+     Configurable Postscript Interpreter OEM License Agreement
                   dated September 18, 1992 between the Registrant and Adobe
                   Systems Incorporated.
         10.6+     Xerox and SMT Hardware Purchase and Software
                   Develpoment/License Agreement between the Registrant and
                   Xerox Corporation dated November 13, 1993.
         10.7      Property Lease covering Registrant's facilities in Sunnyvale,
                   California.
         10.8      Security and Loan Agreement dated January 31, 1996, between the Registrant and Imperial Bank.
         11.1      Computation Regarding Earnings Per Share.
         21.1      Subsidiaries of Registrant.
         23.1      Consent of Coopers & Lybrand L.L.P.
         23.2*     Consent of Wilson Sonsini Goodrich & Rosati, Professional
                   Corporation (included in Exhibit 5.1).
         24.1      Power of Attorney (see page II-4).
- --------------------
* To be supplied by amendment.
+ Confidential treatment requested.